UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 05, 2024

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

AXA Amendment

On February 7, 2024, Marpai, Inc. (the “Company”) entered into Amendment No. 1 to Purchase Agreement (the “AXA Amendment”) with AXA S.A., a French société anonyme (“AXA”). The AXA Amendment amends the Membership Interest Purchase Agreement, dated August 4, 2022 (the “AXA Agreement”), executed by and among the Company, XL America Inc., a Delaware corporation, Seaview Re Holdings Inc., a Delaware corporation and AXA, pursuant to which the Company acquired all the membership interests of Maestro Health, LLC.

Pursuant to the AXA Amendment, the parties agreed to reduce the Base Purchase and the Full Base Amount (each Price (as defined in the AXA Agreement) by three million dollars in the aggregate, provided that by December 31, 2024, (i) the Company’s largest shareholder has contributed at least three million dollars in equity, (ii) the Company maintains a listing of its securities on Nasdaq or a nationally recognized stock exchange and (iii) between February 29, 2024 and April 15, 2024, the Company makes all timely payments owed under the AXA Agreement (collectively, the “Reduction Criteria”).

In addition, the AXA Amendment provides that the requirement by the Company to pay AXA an amount equal to thirty five percent of the net proceeds shall be deferred for any such funds raised in calendar year 2024 such that any such payments shall be paid no later than January 15, 2025, and any amounts due as a result of private offerings of any officers or directors of the Company shall be due and payable no later than December 31, 2025.

The AXA Amendment also provides that the Company shall make three monthly payments of $157,896 on or prior to February 29, 2024, March 31, 2024 and April 15, 2024 for the 2024 year, as well as make such total accumulated annual payments of $2,294,751, $5,300,000, $13,300,000 and $22,300,000 in years 2024, 2025, 2026 and 2027 if the Reduction Criteria are met or $2,294,751, $8,300,000, $16,300,000 and $25,300,000 in years 2024, 2025, 2026 and 2027.

Libertas Funding

On February 5, 2024, the Company entered into an Agreement of Sale of Future Receipts (the “Libertas Agreement”) with Libertas Funding LLC (“Libertas”) to sell future receipts totaling $2,193,000 for a purchase price of $1,700,000. The sold amount of future receipts were to be delivered weekly to Libertas at predetermined amounts over a period of nine months. The agreement contains an early delivery discount fee for delivering the future receivables before the end of the contract term and an origination fee. The Company’s Chief Executive Officer, Damien Lamendola, provided a guarantee for the funding agreement through various entities he controls.

The foregoing description of the terms of the Libertas Agreement and the AXA Amendment are not intended to be complete and are qualified in their entirety by reference to the Libertas Agreement and the AXA Amendment, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

On February 8, 2024, the Company issued a press release titled, “Marpai Announces Key Financial Agreements.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Agreement of Sale of Future Receipts, by and among Marpai, Inc., Libertas Funding LLC and Damien Lamendola, as guarantor, dated February 2, 2024
10.2	Amendment No. 1 to Purchase Agreement, by and between Marpai, Inc. and AXA S.A., a French société anonyme, dated February 7, 2024
99.1	Press Release, dated February 8, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date:	February 8, 2024	By:	/s/ Damien Lamendola
Name: Damien Lamendola Title Chief Executive Officer